UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (date of earliest event reported): June 1, 2010

                          SYNERGY RESOURCES CORPORATION
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             (Exact name of registrant as specified in its charter)

          Colorado                        None                    20-2835920
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(State or other jurisdiction       (Commission File No.)       (IRS Employer
     of incorporation)                                       Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
                                                       --------------

                                       N/A
                    ----------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02  Departure of Directors or Certain  Officers;  Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

      On June 1, 2010 Synergy entered into a new employment agreement with Ed Holloway, Synergy's President and Chief Executive Officer. The employment agreement, which expires on May 31, 2013, provides that Synergy will pay Mr. Holloway a monthly salary of $25,000 and requires Mr. Holloway to devote approximately 80% of his time to Synergy. In addition, for every 50 wells that begin producing oil and/or gas after June 1, 2010, whether as the result of Synergy's successful drilling efforts or acquisitions, Synergy will issue Mr. Holloway shares of common stock in an amount equal to $100,000 divided by the average closing price of Synergy's common stock for the 20 trading days prior to the date the 50th well begins producing.

      The employment agreement will terminate upon Mr. Holloway's death, disability or for cause. If the employment agreement is terminated for any of these reasons, Mr. Holloway, or his legal representatives as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

      For purposes of the employment agreement, "cause" is defined as:

          (i) the conviction of Mr. Holloway of any crime or offense involving fraud or moral turpitude which significantly harms Synergy;

          (ii) the refusal of Mr. Holloway to follow the lawful directions of Synergy's Board of Directors;

         (iii) Mr. Holloway's negligence which shows a reckless or willful disregard for the reasonable business practices and significantly harms Synergy; or

          (iv) a breach of the employment agreement by Mr. Holloway.

      On June 1, 2010 Synergy entered into a new employment agreement with William E. Scaff, Jr., Synergy's Vice President and Secretary/Treasurer. The employment agreement, which expires on May 31, 2013, provides that Synergy will pay Mr. Scaff a monthly salary of $25,000 and requires Mr. Scaff to devote approximately 80% of his time to Synergy. In addition, for every 50 wells that begin producing oil and/or gas after June 1, 2010, whether as the result of Synergy's successful drilling efforts or acquisitions, Synergy will issue Mr. Scaff shares of common stock in an amount equal to $100,000 divided by the average closing price of Synergy's common stock for the 20 trading days prior to the date the 50th well begins producing.

      The provisions regarding the termination of Mr. Scaff's employment agreement due to Mr. Scaff's death or disability, or for cause, are the same as those in Mr. Holloway's employment agreement.

      The employment agreements with Mr. Holloway and Mr. Scaff were approved by Synergy's Compensation Committee and Board of Directors.


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Item 9.01     Financial Statements and Exhibits

      Exhibit Number    Description
      --------------    -----------

      10.7              Employment Agreement with Ed Holloway
      10.8              Employment Agreement with William E. Scaff, Jr.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 4, 2010

                          SYNERGY RESOURCES CORPORATION



                                 By:  /s/ William E. Scaff, Jr.
                                      ----------------------------------------
                                       William E. Scaff, Jr., Vice President














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                          SYNERGY RESOURCES CORPORATION

                                    FORM 8-K

                                    EXHIBITS



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